NOVEX SYSTEMS INTERNATIONAL, INC.

                           Certificate of Designation,

                              Preference and Rights

              Of Series A, Convertible Redeemable Preferred Shares


     The Undersigned, being the President of Novex Systems International, Inc. ("Novex") , a corporation organized and existing under the laws of the State of New York, do hereby certify that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors adopted the following resolution providing for the issuance of a series of Preferred
Stock:

     RESOLVED  that,  pursuant to authority  vested in the Board of Directors by
Section 2 of the Certificate of Incorporation of this Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be Series A Preferred Stock (hereinafter "Series A"), and the preferences and relative, participating, optional or other special rights of Series A, and the qualifications, limitations or restrictions thereof shall be as follows:

       (i) The number of shares which shall constitute Series A shall be two million (2,000,000) which number may be increased or decreased from time to time by resolution of the Board of Directors. One (1) share of Series A shall equal one dollar ($1.00). Novex shall issue one share of Series A for each one dollar ($1.00) of indebtedness owed by Novex to The Sherwin-Williams Company (hereinafter "Sherwin-Williams") pursuant to a Loan Agreement and Promissory Note ("Note") both dated, August 13, 1999.

              The initial issuance of Series A shares to Sherwin-Williams, to be evidenced by duly authorized certificate(s), shall be for one million two hundred and eighty one thousand three hundred and fifty shares (1,281,350), plus one additional share of Series A for every one dollar ($1.00) of accrued and outstanding interest on the Note on the date such Note shall be converted into shares of Series A (hereinafter the value of the initial issuance of Series A shares shall be referred to as "the Face Value"). Thereafter, on each anniversary date of this Certificate of Designation up to the Final Redemption Date (as defined below), Novex shall issue to Sherwin-Williams a duly authorized certificate(s) evidencing ownership of Series A shares for all annual and special dividends that have accumulated in the previous twelve month period.


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       (ii)   Novex  shall  have the sole  right to redeem  for cash  payable in
              United States currency, any or all of the Face Value of the Series A shares, including any and all outstanding accrued annual dividends at any time prior to 5:00 p.m. on the second anniversary date of this Certificate of Designation ( hereinafter "Final Redemption Date"). If the Final Redemption Date shall fall on a weekend or national holiday the next business day shall be deemed the Final Redemption Date. If Novex shall redeem only a portion of the Series A shares, it shall be obligated to also redeem all
              outstanding   accrued  dividends  on  the  redeemed  shares.   Any
              remaining outstanding Series A shares shall continue to accrue dividends until such shares are redeemed or converted into common stock on the Final Redemption Date, subject to the terms of this Certificate of Designation. There shall be no penalty for any early redemption of the Series A shares.

              Notice of any partial or full redemption shall be in writing to the holders of Series A shares, by regular U.S. Mail with a copy transmitted by facsimsile pursuant to Section xi. The notice shall specify the number of Series A shares to be redeemed and the date that payment shall be made to redeem such shares. If fewer than all the Series A shares represented by any certificate are redeemed, a new certificate representing the unredeemed Series A shares shall be issued to the holder thereof without cost.

       (iii) The outstanding Series A shares shall accrue dividends at a rate equal to ten percent (10%) per annum of the Face Value of the Series A shares. On the anniversary date of this Certificate of Designation, Novex shall issue to Sherwin-Williams one (1) share of Series A shares for each one dollar ($1.00) of dividends payable to Sherwin-Williams. In the event the Series A shares, including all shares issued as dividends, are not redeemed in entirety on, or prior to, the Final Redemption Date, Novex shall be obligated to issue to Sherwin-Williams additional Series A shares that shall be equal to fifteen percent (15%) of the Face Value of the Series A shares (hereinafter "Special Dividend"). Novex shall not declare and pay any cash or stock dividends on any other class of its equity securities prior to the Final Redemption Date, or the full redemption of all the outstanding Series A shares, whichever the case may be.

       (iv) In the event any of the Series A shares are not redeemed prior to the Final Redemption Date, all outstanding shares of Series A (including all annual and special dividends) shall, automatically and without further notice to Sherwin-Williams or action by Novex other than for the issuance of certificates of its common stock, be converted into shares of Novex's $.001 par value common stock ("Common Shares") at a rate equal to eighty-five percent (85%) of the average final trading price for Novex's



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              Common  Shares for twenty  consecutive  trading  days prior to the
              Final Redemption Date. Upon the conversion of Series A shares into Common Shares all rights, preferences and obligations hereunder shall terminate and shall no longer be in effect and all Series A shares shall be deemed cancelled and returned to treasury shares. Any Common Shares issueable to Sherwin-Williams will have the same rights and privileges as all other common shareholders owning
              Novex's  Common  Shares  on  the  date  of  this   Certificate  of
              Designation, subject only to any changes that Novex's common shareholders shall elect to modify at a duly called special or annual meeting of its shareholders.

       (v) In the case Novex shall be liquidated pursuant to a voluntary or involuntary bankruptcy proceeding, dissolution or winding-up of its affairs, the holders of Series A shares shall be entitled to receive payment of one dollar ($1.00) per share of outstanding Series A shares, plus all accrued and unpaid dividends, thereon, from the assets remaining, after paying the debts and liabilities of Novex, before payment shall be made to the holders of shares of any other class of equity securities, but the Series A holders shall not be entitled to participate further in the distribution of any remaining assets owned by Novex.

       (vi) As part of its issuance of Series A shares, Sherwin-Williams shall terminate all rights, and any obligations, it has in the Note, Loan Agreement (except as provided for below in section viii), Security Agreement and Mortgage, including all security, mortgage or collateral interests, liens, and encumbrances it has in assets owned by Novex and it shall undertake to execute and file all necessary documents to terminate its secured creditor interests arising from the Security Agreement, Loan Agreement, Note and Mortgage all of which were entered into with Novex on August 13, 1999.

       (vii) As part of its issuance of Series A shares, Sherwin-Williams shall waive any and all rights to liquidated damages under the Registration Rights Agreement dated August 13, 1999, between Novex and Sherwin-Williams.

       (viii) Novex shall agree to incorporate into this Certificate of Designation and adhere to, other than with the prior written consent of Sherwin-Williams, only those obligations set forth in
              Section  IV  (subsections  A through  C),  Section  V (except  for subsections (B) and (D) which shall be deemed void upon the issuance of Series A shares) and Section VII of the aforementioned Loan Agreement, said agreement being annexed hereto and incorporated herein as part of this Certificate of Designation.

       (ix) In exchange for Sherwin-Williams agreeing to convert its rights under the Note into Series A shares, Novex shall waive any and all potential claims

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              relating to any  alleged  breach of a  representation  or warranty made by Sherwin-Williams with respect to the Financial Statements as defined in Section 3.02 of the Amended and Restated Purchase Agreement dated August 13, 1999.

       (x) The Shares of Series A shall not have any relative powers, preferences and rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein or in Novex's Certificate of Incorporation. In particular, the holders of Series A shares shall have no right to vote such shares.

       (xi) All notices required by, or made as part of the Certificate of Designation shall be as follows:

              To:    The Sherwin-Williams Company
                     101 Prospect Avenue, N.W.
                     Cleveland, Ohio 44115-1075

                     Attn: Vice President, Corporate Planning and Development
                     Facsimile: 216-566-2947

              To:    Novex Systems International, Inc.
                     16 Cherry Street
                     Clifton, New Jersey 07014

                     Attn: President and Chief Executive Officer
                     Facsimile: 973-777-7713

IN WITNESS WHEREOF, the Corporation has made under its corporate seal and the hands of its duly empowered officers, the foregoing certificate and have caused the corporate seal of said corporation to be hereunto affixed this 7th day of July, 2000.


NOVEX SYSTEMS INTERNATIONAL, INC.


By: /s/ Daniel W. Dowe
    -----------------------------------
    Daniel W. Dowe, President


THE SHERWIN-WILIIAMS COMPANY


By: /s/ Conway G. Ivy
    -----------------------------------
    Conway G. Ivy, Vice President